Filed Pursuant to Rule 424(b)(7)
Registration No. 333-160914

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 13, 2009)

Issued November 18, 2010

890,000 Shares

Common Stock

This prospectus supplement relates to the resale from time to time of up to 890,000 shares of our common stock, par value $0.10 per share, by or on behalf of the Saks Fifth Avenue Pension Plan Trust (the “Selling Shareholder”), a trust that holds the assets of the defined benefit pension plan of Saks and its subsidiaries. The shares of common stock are held by the Frank Russell Trust Company, as trustee of the Selling Shareholder, and may be offered for sale, from time to time, pursuant to the Selling Shareholder’s investment policy, which requires the divestiture, in an orderly manner, of any of our common stock that is received as a contribution to the Selling Shareholder as soon as practicable after it is received.

The Selling Shareholder may sell the shares of common stock being offered by this prospectus supplement from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus supplement under “Plan of Distribution.” The Selling Shareholder may sell the shares, in negotiated transactions or otherwise, at the prevailing market price for the shares or at negotiated prices. We will not receive any of the proceeds from the sale of the common stock offered by this prospectus supplement and we will not be paying any discounts or commissions in this offering.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.” On November 17, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $11.46 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended January 30, 2010 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all of which are incorporated into this prospectus supplement as well as the additional risk factors contained in this prospectus supplement beginning on page S-1. You should carefully read this prospectus supplement, the prospectus and any information incorporated by reference in the prospectus supplement and prospectus before you decide to invest in our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

November 18, 2010

Prospectus Supplement

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus issued by us. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information you should not rely on it. This document may only be used where it is legal to sell our securities. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus, dated August 13, 2009, that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC’s “shelf” registration process. In this prospectus supplement, we provide you with specific information about the terms of this offering of our common stock. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds to, updates and changes some of the information contained in the accompanying prospectus. Generally, when we refer to this document, we are referring to both parts of this document combined. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

This prospectus supplement, the accompanying prospectus and the incorporated documents include trademarks, service marks and trade names owned by us or other companies. All such trademarks, service marks and trade names are the property of their respective owners.

In this document, “Saks,” “we,” “us” and “our” refer to Saks Incorporated and “our company” refers to the combined entities of Saks Incorporated and its subsidiaries, unless expressly stated or otherwise required. The term “you” refers to a prospective investor. In this document, references to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America. We refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended January 30, 2010 is referred to as “fiscal 2009.”

S-ii

PROSPECTUS SUMMARY

The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including the information under “Risk Factors” and financial statements and related notes incorporated by reference into this prospectus supplement and accompanying prospectus. This summary highlights selected information about us and this offering. Because this is a summary, it is not complete and may not contain all of the information that may be important to you and that you should consider before buying shares of our common stock. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and accompanying prospectus, including the information set forth under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus, as well as our consolidated financial statements and the related notes thereto incorporated by reference herein, before making a decision to invest in our common stock.

Saks Incorporated

Our operations consist of Saks Fifth Avenue (“SFA”), Saks Fifth Avenue OFF 5TH (“OFF 5TH”), and SFA’s e-commerce operations. We currently operate 47 Saks Fifth Avenue stores, 56 Saks Fifth Avenue OFF 5th stores, which we refer to as OFF 5th, and Saks Direct (e-commerce and catalog operations). Previously, we also operated traditional department store businesses, known as Saks Department Store Group, which consisted of Bergner’s, Boston Store, Carson Pirie Scott, Herberger’s, McRae’s, Parisian, Proffitt’s and Younkers. Our traditional department store businesses were sold to Belk and Bon-Ton in 2005 and 2006 so that we could focus exclusively on the operations of the underperforming, higher-growth potential Saks Fifth Avenue businesses. We discontinued the operations of our Club Libby Lu business in January 2009.

We are primarily a fashion retail organization offering a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics, and gifts. SFA stores are principally free-standing stores in exclusive shopping destinations or anchor stores in upscale regional malls. Customers may also purchase SFA products online at www.saks.com or by catalog. OFF 5TH is intended to be the premier luxury off-price retailer in the United States. OFF 5TH stores are primarily located in upscale mixed-use and off-price centers and offer luxury apparel, shoes, and accessories, targeting the value-conscious customer.

Our merchandising, sales promotion, and store operating support functions reside in New York, New York. Our back office sales support functions, such as accounting, credit card administration, store planning, and information technology, are located principally in our operations center in Jackson, Mississippi or in the SFA corporate offices in New York City.

Corporate Information

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.” Our principal executive offices are located at 12 East 49th Street, New York, NY 10017. Our telephone number is (212) 940-5305 and our website address is www.saksincorporated.com. Information contained on our website does not constitute part of this document. The Company’s fiscal year ends on the Saturday closest to January 31. Fiscal years 2009, 2008, and 2007 each contained 52 weeks and ended on January 30, 2010, January 31, 2009, and February 2, 2008, respectively.

S-iii

The Offering

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock.”

Common Stock offered by the Selling Shareholder	890,000 shares.

Use of proceeds	We will not receive any proceeds from this sale of shares by the Selling Shareholder.

Dividend policy	We did not declare any dividends to common shareholders in any of the last three fiscal years. Also, the agreements governing our indebtedness restrict our ability to pay dividends. See note 6 of the notes to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 30, 2010, which is incorporated by reference in this document. Future dividends, if any, will be determined by our board of directors in light of circumstances then existing, including our earnings, our financial requirements and general business conditions. We do not anticipate declaring dividends in the foreseeable future.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” herein, in the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2010, before investing in our common stock.

New York Stock Exchange symbol	“SKS”

S-iv

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks described below in addition to the remainder of this document and the factors discussed in our public filings with the SEC, including the information provided under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended January 30, 2010 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. If any of the described risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. The trading price of the shares of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. See “Cautionary Statement Regarding Forward-Looking Statements” on page S-5 of this prospectus supplement.

Risks Related to This Offering and Our Common Stock

Our common stock is an equity security and is subordinate to our existing and future indebtedness.

Our common stock is an equity interest. This means the shares of common stock will rank junior to our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Our existing and future indebtedness may restrict payment of dividends on the common stock. At October 30, 2010, our outstanding long-term debt and capital lease obligations (including current portions thereof), was approximately $573.6 million (which includes $45.7 million representing the equity component of our convertible debt issues).

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of common stock, (1) dividends are payable only when and if declared by our board of directors and (2) as a corporation, we are restricted to making dividend payments and redemption payments only when doing so would not cause us to be insolvent or when doing so would not cause us to be unable to pay our debts in the ordinary course of business as they become due. Further, the common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to stockholders generally.

Fluctuations in the price of our common stock may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. During the period from January 30, 2010 to November 17, 2010, the sale price of our common stock has fluctuated from a high of $12.12 per share to a low of $6.32 per share. In addition to the risk factors discussed in our periodic reports and elsewhere in this prospectus supplement and accompanying prospectus, the price and volume volatility of our common stock may be affected by:

•	changes in financial estimates by securities analysts, or our inability to meet or exceed securities analysts’ or investors’ estimates or expectations;

•	actual or anticipated sales of common stock by existing shareholders, whether in the market or in subsequent public offerings;

•	capital commitments;

•	additions or departures of key personnel;

•	developments in our business or in our industry generally;

•	a prolonged downturn in our industry;

•	general market conditions, such as interest or foreign exchange rates, commodity and equity prices, availability of credit, asset valuations and volatility;

•	changes in global financial and economic markets;

•	armed conflict, war or terrorism;

•	changes in market valuations of other companies in our industry;

•	the operating and securities price performance of companies that investors consider to be comparable to us; and

•	announcements of strategic developments, acquisitions and other material events by us or our competitors.

Stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

If we or our significant shareholders sell a large number of shares of our common stock, the market price of our common stock could decline.

We are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Any future issuance of additional shares of our common stock or convertible or other equity linked securities, including options and warrants, or otherwise, will dilute the ownership interest of our common stockholders. As of October 30, 2010, we had 160,900,218 outstanding shares of common stock and (1) 2,111,137 shares of common stock issuable upon the exercise of stock options with a weighted average exercise price of $11.08 as of October 30, 2010, and (2) 3,955,491 shares of common stock available for future stock award grants under our equity compensation plans. In addition, 21,670,428 shares of common stock may be issuable upon conversion of the 7.50% Convertible Notes maturing fiscal year 2013 (which have an initial conversion price of approximately $5.54 per share) and 19,219,007 shares of common stock may be issuable upon conversion of the 2.00% Convertible Notes maturing fiscal year 2024 (which have an initial conversion price of approximately $11.97 per share).

In addition, sales of a substantial number of shares of our common stock or other equity-related securities in the public market or the perception that such sales could occur could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Collectively, shares owned by our directors, officers and greater than ten percent shareholders, represented, as of October 30, 2010, approximately 37.54% of our outstanding common stock. These shares do not include the shares that are being registered in this prospectus supplement on behalf of the Selling Shareholder, which we are advised the Selling Shareholder intends to dispose of as soon as practicable. Outstanding shares also may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. As restrictions on resale end, the market price of our common stock could also decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them. Any sale of a substantial number of shares of our common stock into the market could cause the market price of our common stock to decline. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

The company has never paid a regular cash dividend to the holders of our common stock. We paid special cash dividends with respect to our common stock during fiscal 2004 and 2006. Since 2006, we have not paid cash dividends. Future cash dividends, if any, will depend upon our results of operations, financial condition, cash requirements and other factors, including certain restrictions under our revolving credit agreement. Also, there can be no assurance that we will pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

Provisions in our charter documents may impede or discourage a takeover, which could impair the market price of our common stock.

Our charter contains various provisions which may create impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, under our charter, our board of directors has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. These provisions of our charter could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock.

Offerings of debt or preferred stock, which would be senior to our common stock upon liquidation, or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may increase our capital resources or raise additional capital by making additional offerings of debt, such as senior or subordinated notes, or by offering preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Our board of directors also has the power, without shareholder approval, subject to our charter, to set the terms of any such preferred stock that may be issued, including the preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, the rights of holders of our common stock or the market price of our common stock could be adversely affected. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the price of our common stock could be adversely affected.

Downgrades in the credit ratings assigned to our debt securities could increase our future borrowing costs and adversely affect the availability of new financing, which in turn could adversely affect the market price of our common stock.

Currently, all three major rating agencies rate us with a stable outlook. There can be no assurance that any rating assigned to us or our securities will remain for any given period of time or that a rating will not be lowered, if in a rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. If we are unable to maintain our outstanding debt and financial ratios at levels acceptable to the credit rating agencies, or should our business prospects deteriorate, our ratings could be downgraded by the rating agencies. A downgrade by one or more of the rating agencies could adversely affect the value of our outstanding debt securities, our existing financing, and the availability of other new financing on favorable terms, if at all, increase our borrowing costs and impair our results of operations and financial condition. These events could, in turn, adversely affect the market price of our common stock.

Certain non-U.S. holders of our common stock may recognize taxable gain upon the sale, exchange or other disposition of such common stock.

We may be or we may become a United States real property holding corporation for U.S. federal income tax purposes. If we are or become a United States real property holding corporation for U.S. federal income tax purposes, certain non-U.S. holders (as defined in “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders”) of our common stock will be subject to U.S. federal income tax on gain recognized upon the sale, exchange or other disposition of such common stock. See “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks (including, without limitation, those described above under “Risk Factors”), uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words “believe,” “anticipate,” “estimate,” “project,” “intend,” “expect,” “may,” “will,” “plan,” “should,” “would,” “possible,” “attempts,” “seeks” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•	the level of consumer spending for luxury apparel and other merchandise carried by us and our ability to respond quickly to consumer trends;

•	macroeconomic conditions and their effect on consumer spending;

•	our ability to secure adequate financing;

•	adequate and stable sources of merchandise;

•	the competitive pricing environment within the retail sector;

•	the effectiveness of planned advertising, marketing, and promotional campaigns;

•	favorable customer response to relationship marketing efforts of proprietary credit card loyalty programs;

•	appropriate inventory management;

•	effective expense control;

•	successful operation of our proprietary credit card strategic alliance with HSBC Bank Nevada, N.A.;

•	geo-political risks;

•	the performance of the financial markets;

•	changes in interest rates;

•	fluctuations in foreign currency; and

•	other factors referenced in this document, as well as the information incorporated herein by reference.

Other factors and assumptions not identified above also were involved in the derivation of the forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this document and the periodic reports we file with the SEC, including the information in Item 1A, “Risk Factors” of Part I of our Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date made. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

The above list of factors is not exhaustive or necessarily in order of importance. Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements include those discussed under “Risk Factors” beginning on page S-1 of this prospectus supplement, in “Cautionary Statement Regarding Forward-Looking Statements” on page 1 of the accompanying prospectus, and in our periodic reports referred to in “Where You Can Find More Information” below, including in the following sections of our Annual Report on Form 10-K for the year ended January 30, 2010: Part I, Item 1A (Risk Factors); Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Part II, Item 7A (Quantitative and Qualitative Disclosures About Market Risk).

RECENT DEVELOPMENTS

Financial Results for Third Quarter and Nine Months Ended October 30, 2010

On November 16, 2010, we announced our financial results for the third quarter and three quarters ended October 30, 2010. The following table sets forth selected unaudited financial data for the indicated periods.

	Quarter Ended October 30, 2010	Nine Months Ended October 30, 2010
($ in thousands, except per share amounts)	(unaudited)	(unaudited)
Statement of Income:
Net sales	$658,831	$1,919,414
Operating income	31,634	32,707
Income (loss) from continuing operations before income taxes	17,266	(10,625)
Earnings per share (diluted):	0.20	0.14

	October 30, 2010	January 30, 2010
	(unaudited)	(unaudited)
Consolidated Balance Sheet:
Cash and cash equivalents	$109,478	$147,301
Total assets	2,219,973	2,135,701
Total debt	527,943	521,187
Total shareholders’ equity	1,102,172	1,071,610

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Shareholder pursuant to this prospectus supplement will be sold by the Selling Shareholder for its own account. We will not receive any proceeds from the sale of the shares by the Selling Shareholder.

COMMON STOCK PRICE RANGE AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on the NYSE.

	Price range of Common Stock
	High	Low
Fiscal Year ended January 31, 2009
First Quarter	$18.36	$11.04
Second Quarter	14.58	9.15
Third Quarter	12.25	4.81
Fourth Quarter	6.16	2.25
Fiscal Year ended January 30, 2010
First Quarter	$5.40	$1.50
Second Quarter	5.54	3.25
Third Quarter	7.45	5.11
Fourth Quarter	7.72	5.37
Fiscal Year to end January 29, 2011
First Quarter	10.39	6.32
Second Quarter	10.30	7.14
Third Quarter	11.34	6.60
Fourth Quarter (through November 17, 2010)	12.12	10.78

The last reported sale price of our common stock on the New York Stock Exchange on November 17, 2010 was $11.46 per share. As of October 30, 2010, there were 160,900,218 shares of our common stock outstanding, including 6,945,116 shares of common stock issuable upon vesting of performance shares and restricted stock awards.

We did not declare any dividends to common shareholders in any of the last three fiscal years. Also, the agreements governing our indebtedness restrict our ability to pay dividends. See note 6 of the notes to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 30, 2010, which is incorporated by reference in this document. Future dividends, if any, will be determined by our board of directors in light of circumstances then existing, including our earnings, our financial requirements and general business conditions. We do not anticipate declaring dividends in the foreseeable future. Our board of directors has no obligation to declare dividends under Tennessee law or our charter.

SELLING SHAREHOLDER

On November 18, 2010, we contributed an aggregate of 890,000 shares of our common stock to the Selling Shareholder, a tax-qualified trust that holds the assets of the defined benefit pension plan of Saks and its subsidiaries (the “Plan”). The Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This prospectus supplement covers the resale from time to time by the Selling Shareholder of up to the total number of shares so contributed in the manner contemplated under “Plan of Distribution.”

The shares of common stock are held by the Frank Russell Trust Company, 1301 Second Avenue, 18th Floor, Seattle, WA 98101, as trustee of the Saks Fifth Avenue Pension Plan Trust (the “Trustee”). Saks currently has no other relationships and does not expect to have any other relationships with the Trustee in the future. The shares of common stock will be held in a segregated investment account at the Trustee. The Selling Shareholder’s investment policy, which is approved by the Saks Incorporated Retirement Committee as the ERISA investment fiduciary for the Selling Shareholder, requires the divestiture, in an orderly manner, of any of our common stock that is received as a contribution to the Selling Shareholder as soon as practicable after it is received.

The Selling Shareholder. through the independent Trustee or its affiliates, may offer and sell all or any portion of the shares of common stock covered by this prospectus supplement from time to time. Because market conditions may affect the timing and the number of shares sold by the Selling Shareholder, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Shareholder or the amount or percentage of shares of common stock that will be held by the Selling Shareholder upon termination of any particular offering; however, because of the requirements of the Selling Shareholder’s investment policy referred to in the preceding paragraph, we anticipate that the Selling Shareholder will sell all of the shares contributed by Saks. See “Plan of Distribution.”

Based upon information provided to us by the Selling Shareholder, the 890,000 shares contributed by us to the Selling Shareholder on November 18, 2010 are the only shares of common stock beneficially owned by the Selling Shareholder as of that date.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax consequences to non-U.S. holders (as defined below) associated with the purchase, ownership, and disposition of the shares of common stock we are offering. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, applicable current and proposed U.S. Treasury regulations, which we refer to as the Regulations, and administrative and judicial interpretations thereof, all as of the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

This summary does not discuss all of the aspects of U.S. federal income tax that may be relevant to you in light of your particular investment or other circumstances. This summary does not apply to holders that are subject to special rules, such as banks, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, tax-exempt organizations or entities, holders liable for alternative minimum tax, or holders that hold shares of our common stock as part of a hedging, straddle or conversion transaction. In addition, this summary does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable.

For purposes of the following summary, a “U.S. holder” is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes, (1) a citizen or individual resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A “non-U.S. holder” is a beneficial owner of shares of our common stock (other than a partnership) that is not a U.S. holder. Special rules may apply to certain non-U.S. holders, such as U.S. expatriates, “controlled foreign corporation”, “passive foreign investment companies” and investors in pass-through entities that are subject to special treatment under the Code.

The tax consequences to a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds shares of our common stock generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) that are prospective holders of the shares of our common stock, and partners in such partnerships, should consult their own tax advisors regarding specific U.S. federal income tax consequences of the partnership’s acquisition, ownership and disposition of the shares of our common stock.

NON-U.S. HOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF PURCHASING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK.

Dividends

Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of U.S. federal tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder and, if certain tax treaties apply, are attributable to such holder’s U.S. permanent establishment, are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to tax on a net basis at the same graduated U.S. federal income tax rates applicable to

U.S. persons, unless an applicable tax treaty provides otherwise. In addition, any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of our common stock that wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a “United States person” as defined under the Code and is eligible for treaty benefits. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals. Non-U.S. holders should consult their own advisors regarding the certification requirements applicable to them.

A non-U.S. holder of shares of our common stock that is eligible for a reduced rate of U.S. withholding tax in respect of dividends received may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Dispositions of Common Stock

Any gain recognized on the disposition of shares of our common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business in the United States of the non-U.S. holder (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case, the gain generally will be subject to U.S. income tax on a net basis in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met, in which case, the gain generally will be subject to a flat 30% tax, which may be offset by U.S. source capital losses; or

•

we are, or have been at any time during the shorter of the five-year period ending on the date of sale or other disposition or the period that such non-U.S. holder held the common stock, a “United States real property holding corporation,” which we refer to as a USRPHC, for U.S. federal income tax purposes.

Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax generally will not apply to a non-U.S. holder whose holdings, direct and indirect, actual or constructive, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock is “regularly traded on an established securities market” during the calendar year of disposition. We may be, or we may become, a USRPHC for U.S. federal income tax purposes. Depending on certain facts and circumstances, the determination of whether we are such a USRPHC is based upon determinations of the fair market value (or in certain circumstances, book value) of our U.S. real estate and other assets, which will vary from to time to time. We have not reached a final determination as to whether we are a USRPHC. Furthermore, even if we are not currently a USRPHC, we are unable to predict whether we will become such a USRPHC.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required, and regardless of whether withholding was reduced or eliminated by an applicable treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding (currently at a rate of 28%) on dividends paid to such holder unless such holder certifies under penalties of perjury that it is a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless a holder certifies under penalties of perjury that it is a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. holders should consult their own advisors regarding the application of the information reporting and backup withholding rules to them.

PLAN OF DISTRIBUTION

We are registering the resale of the shares of common stock under this prospectus supplement on behalf of the Selling Shareholder. We will not receive any of the proceeds from the sale by the Selling Shareholder of the shares of common stock.

The Selling Shareholder’s investment policy, which is approved by the Saks Incorporated Retirement Committee as the ERISA investment fiduciary for the Selling Shareholder, is to regularly review the retention of Saks common stock and to divest, in an orderly manner, any Saks common stock that is received as a contribution to the Selling Shareholder as soon as practicable after such contribution is received in accordance with the Plan’s objective to diversify investments within asset classes to reduce the impact of losses in single investments.

The Selling Shareholder may, per its policies and through the independent Trustee or its affiliates, sell all or a portion of the common stock covered by this prospectus supplement from time to time directly or through one or more broker-dealers or agents. If the shares are sold through broker-dealers, the Selling Shareholder will be responsible for discounts or commissions. The shares may, through the independent Trustee or its affiliates, be sold by or for the account of the Selling Shareholder on the New York Stock Exchange or any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or otherwise. These sales may be effected in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of the sale;

•	varying prices determined at the time of sale; or

•	prices determined on a negotiated or competitive bid basis.

The Selling Shareholder may, through the independent Trustee or its affiliates, use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholder also may resell all or a portion of the shares in transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, rather than under this prospectus supplement, provided that it meets the criteria and conforms to the requirements of Rule 144.

The Selling Shareholder will act independently of us in making decisions regarding the timing, manner, and size of each sale.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. If the Selling Shareholder effects such transactions by selling the shares to or through broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such compensation will be in amounts to be negotiated, but in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Conduct Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with IM-2440-1.

The Selling Shareholder and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Shareholder will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Shareholder is a trust that is subject to ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prohibited transactions under Title I of ERISA and Section 4975 of the Code could arise if, absent an available exemption, a person or entity which is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase any of the shares of common stock being offered by the Selling Shareholder, other than in a blind transaction over a national securities exchange. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

We will pay all expenses of the registration of the shares to be sold by the Selling Shareholder including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws, and the reasonable fees and expenses of legal counsel to the Trustee incurred in connection with the registration and sale of the shares; provided, however, that the Selling Shareholder, to the extent permitted by applicable law, will bear the expense of any broker’s commission, agency fee, underwriter’s discount or commission, or transfer taxes, if any.

Broker-dealers and agents, and their respective affiliates, may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 30, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, and information that we file later with the SEC will automatically update and supersede this information. This document incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us. Subject to the statement below regarding the fact that we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, the following documents listed below that we have previously filed with the SEC (Commission File No. 001-13113) are incorporated by reference:

•	Our Annual Report on Form 10-K for the year ended January 30, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarters ended May 1, 2010 and July 31, 2010;

•

Our Current Reports on Form 8-K filed on February 4, 2010, February 16, 2010, February 24, 2010, March 4, 2010, April 2, 2010, April 8, 2010, May 6, 2010, May 18, 2010, June 3, 2010, June 10, 2010, July 8, 2010, August 5, 2010, August 17, 2010, September 2, 2010, October 7, 2010, November 4, 2010 and November 16, 2010;

•

The description of our common stock, par value $0.10 per share, contained in our Registration Statement on Form 8-A filed with the SEC on June 18, 1997, including any subsequent amendment or any report filed for the purpose of updating such description; and

•

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to termination of this offering will be incorporated by reference and be a part of this document from their respective filing dates.

Any statement contained in a document incorporated by reference in this document shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any document or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this document (excluding certain exhibits to the documents) at no cost, by writing or telephoning:

Saks Incorporated

12 East 49th Street

New York, NY 10017

Telephone: (212) 940-5305

Facsimile: (212) 940-5253

Attention: Julia A. Bentley,

Senior Vice President of Investor Relations and Communications

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this document. This document does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules. With respect to statements in this document about the contents of any contract, agreement or other document, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers. You should read those contracts, agreements or documents for information that may be important to you.

The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Saks is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You can obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.saksincorporated.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus supplement, or any prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this document.

PROSPECTUS

$400,000,000

Saks Incorporated

Common Stock

Preferred Stock

Warrants

Debt Securities

Guarantees of Debt Securities

We may offer and sell from time to time, in one or more series:

•	our common stock, par value $0.10 per share;

•	our preferred stock, par value $1.00 per share;

•	warrants; and

•	debt securities.

One or more of our direct and indirect subsidiaries may guarantee our debt securities. Our debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. We will determine when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them. The aggregate offering price of the securities that we may issue under this prospectus will not exceed $400,000,000.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock or debt securities.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 1 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.”

Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read this prospectus, any prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplements. If you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

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You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and the related prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

In this prospectus, “Saks,” “we,” “us” and “our” refer to Saks Incorporated and “our company” refers to the combined entities of Saks Incorporated and its subsidiaries, unless expressly stated or otherwise required by the context. Our fiscal year ends on the Saturday closest to January 31. In this prospectus, we refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended January 31, 2009 is referred to as “fiscal 2008.”

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RISK FACTORS

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties and the risk factors set forth in our Annual Report on Form 10-K for the year ended January 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended May 2, 2009, which are incorporated by reference in this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated or deemed incorporated by reference in this prospectus) contains “forward-looking statements” for purposes of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Such forward-looking statements involve known and unknown risks (including, without limitation, those described above under “Risk Factors”), uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words “believe,” “anticipate,” “estimate,” “project,” “intend,” “expect,” “may,” “will,” “plan,” “should,” “would,” “possible,” “attempts,” “seeks” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•	the level of consumer spending for luxury apparel and other merchandise carried by us and our ability to respond quickly to consumer trends;

•	macroeconomic conditions and their effect on consumer spending;

•	our ability to secure adequate financing;

•	adequate and stable sources of merchandise;

•	the competitive pricing environment within the retail sector;

•	the effectiveness of planned advertising, marketing, and promotional campaigns;

•	favorable customer response to relationship marketing efforts of proprietary credit card loyalty programs;

•	appropriate inventory management;

•	effective expense control;

•	successful operation of our proprietary credit card strategic alliance with HSBC Bank Nevada, N.A.;

•	geo-political risks;

•	the performance of the financial markets;

•	changes in interest rates;

•	fluctuations in foreign currency; and

•	other factors referenced in this prospectus, as well as the information incorporated herein by reference.

Other factors and assumptions not identified above also were involved in the derivation of the forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date made. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

SAKS INCORPORATED

We currently operate 53 Saks Fifth Avenue stores, 54 Saks Fifth Avenue OFF 5TH stores, which we refer to as OFF 5TH, and Saks Direct (e-commerce and catalog operations), collectively referred to as the Saks Fifth Avenue businesses. Previously, we also operated traditional department store businesses, known as Saks Department Store Group, which consisted of Bergner’s, Boston Store, Carson Pirie Scott, Herberger’s, McRae’s, Parisian, Proffitt’s and Younkers. Our department store businesses were sold to Belk and Bon-Ton in 2005 and 2006 so that we could focus exclusively on the operations of the underperforming, higher-growth potential of the Saks Fifth Avenue businesses. We discontinued the operations of our Club Libby Lu business in January 2009.

We offer a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. Saks Fifth Avenue stores are principally free-standing stores in exclusive shopping destinations or anchor stores in upscale regional malls. Customers may also purchase Saks Fifth Avenue products by catalog or online at www.saks.com. OFF 5TH is intended to be the premier luxury off-price retailer in the United States. OFF 5TH stores are primarily located in upscale mixed-use and off-price centers and offer luxury apparel, shoes and accessories, targeting the value-conscious customer.

Merchandising, sales promotion and store operating support functions for the Saks Fifth Avenue businesses reside in New York, New York. The back office sales support functions for our company, such as accounting, credit card administration, store planning and information technology, principally are located in our operations center in Jackson, Mississippi or in the Saks Fifth Avenue corporate offices in New York City.

Among other things, our company is widely known for our:

•	exceptional, world-renowned Saks Fifth Avenue brand;

•	strong vendor relationships with leading American and European fashion houses;

•	loyal customer base of 800,000 active proprietary credit accounts;

•	3.9 million square feet of valuable, unencumbered real estate, including our 646,000 square foot flagship Manhattan store; and

•	talented, experienced and innovative management team.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.”

We are incorporated under the laws of the State of Tennessee and are headquartered in New York, New York. Our telephone number is (212) 940-5305 and our website address is www.saksincorporated com. The information contained in our website is not a part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges for the three months ended May 2, 2009 and each of the fiscal years ended January 31, 2009, February 2, 2008, February 3, 2007, January 28, 2006 and January 29, 2005 are as follows:

Three Months Ended May 2, 2009	Fiscal Year Ended
	January 31, 2009		February 2, 2008	February 3, 2007		January 28, 2006		January 29, 2005
(1)		(1)	1.85x		(1)		(1)		(1)

(1)	For the three month period ended May 2, 2009, earnings were insufficient to cover fixed charges by $7.8 million. For the years ended January 31, 2009, February 3, 2007, January 28, 2006 and January 29, 2005, earnings were insufficient to cover fixed charges by $175.2 million, $44.9 million, $227.4 million and $153.5 million, respectively.

For the purpose of computing this ratio, earnings represent the sum of pre-tax income (loss) from continuing operations, fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges represent interest costs, amortization of debt expense and discount on indebtedness and an estimate of the implied interest component of rent expense.

For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

DIVIDEND POLICY

We did not declare any dividends to common shareholders in either fiscal 2008 or fiscal 2007. Future dividends, if any, will be determined by our board of directors in light of circumstances then existing, including our earnings, our financial requirements and general business conditions. We do not anticipate declaring dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

Overview

The authorized capital stock of Saks consists of 500,000,000 shares of common stock, $0.10 par value, of which 144,525,562 shares were issued and outstanding on July 23, 2009, and 10,000,000 shares of preferred stock, $1.00 par value, of which no shares are issued and outstanding. As of July 23, 2009, there were approximately 2,342 holders of record of our common stock.

The following summary of our common stock and preferred stock is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by provisions of our Amended and Restated Charter, as amended, which we refer to as the Charter, and our Amended and Restated Bylaws, as amended, which we refer to as the Bylaws, each of which is incorporated by reference into this prospectus, and by applicable provisions of Tennessee law.

Description of Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of our outstanding preferred stock, if any. Upon the liquidation, dissolution or winding up of Saks, the holders of our common stock are entitled to receive ratably the net assets available after payment of all debts and other liabilities and subject to the prior rights of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock, should any be issued in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “SKS.”

Description of Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the designations, powers, preferences and rights of the shares of each series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our shareholders.

As of July 23, 2009, 2,500,000 shares of the preferred stock were designated as Series C Junior preferred stock to be issued under certain circumstances involving a potential change in control. See “—Rights Agreement.” Each share of the Series C preferred stock, if issued, would bear a dividend rate of 100 times the aggregate amount per share of any dividend declared on our common stock. Each share of Series C preferred stock would entitle the holder to 100 votes on all matters submitted to a vote of our shareholders. Such shares provide for a liquidation preference of the greater of $100 per share or an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of our common stock. No shares of Series C preferred stock have been issued.

Prior to the issuance of a new series of preferred stock, we will amend our amended and restated charter, designating the stock of that series and the terms of that series. We will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the charter amendment establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the designation and stated value;

•	the number of shares offered and the purchase price;

•	the amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date(s) from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund or analogous fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if convertible, the conversion price(s), any adjustment thereof and any other terms and conditions upon which such conversion shall be made and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Saks; and

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any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Saks.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Certain Charter and Bylaw Provisions

Our Charter contains several provisions that may make more difficult the acquisition of control of us by means of a tender offer, open market purchase, proxy fight or otherwise. Our Bylaws also contain provisions that could have an antitakeover effect.

Classified Board of Directors. The Charter and Bylaws provide for our board of directors to be divided into three classes of directors serving staggered three-year terms.

The classified board provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, and, therefore discouraging a third party from making a tender offer or otherwise attempting to obtain control of us.

Number of Directors; Removal; Filling Vacancies. The Charter and Bylaws provide that our board of directors shall number up to 18 and the actual number shall be fixed from time to time by the consent of our board of directors. Our board of directors has authority to appoint directors to fill vacancies created by the expansion of the board of directors. Accordingly, a majority of the members of the board could prevent a shareholder from obtaining representation on the board by enlarging the board, up to 18 members, and filling the new directorships with its own nominees.

Moreover, the Charter and Bylaws provide that directors may be removed by shareholders only for cause as that term is defined in the Tennessee General Corporation Act. This provision, when coupled with the provisions of the Charter and the Bylaws authorizing our board of directors to fill vacant directorships only by a vote of a majority of the directors then in office, will preclude shareholders from removing directors without cause and filling the vacancies created by such removal with their own nominees without the affirmative vote of a majority of the members of our board of directors.

Preferred Stock. As described above, our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix by amendment to the Charter, as provided by Tennessee law, the terms and conditions of each such series. We believe that the availability of the preferred stock issuable in series will provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Although our board of directors has no present intention of doing so, it could issue a series of preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

Repurchases from Interested Shareholders. Our Charter requires the affirmative vote or consent of the holders or not less than a majority of our “non-interested outstanding shares” (generally defined as shares of our common stock owned by persons other than an “interested shareholder”) to approve any direct or indirect purchase by us of any shares of our common stock at a purchase price known by us to be above its “fair market value” on the date on which any such purchase by us occurs or is to occur from a person who is known by us to be an “interested shareholder.” An “interested shareholder” generally is a person who at the time of purchase by us or within two years immediately prior to that purchase, is or was the beneficial owner, directly or indirectly, of more than 5% of our outstanding common stock.

Fair Price Provision. Our Charter provides that, in addition to any affirmative vote required by law or other provisions of our Charter, the affirmative vote of the holders of at least 80% of our outstanding shares is required for the approval or authorization of certain business combination transactions with an interested shareholder or an affiliate of the interested shareholder (generally a person who is, or within the last two years, has been the beneficial owner of more than 10% of our then outstanding common stock). The 80% voting requirement, however, is not applicable if the proposed transaction is approved by a majority vote of the directors who are unaffiliated with the interested shareholder and were members of the Board of Directors prior to the time that the interested shareholder became an interested shareholder or if the transaction meets certain specified minimum price and procedural requirements. In that event, then the requirements of Tennessee law would apply, which generally would require a majority vote of the shareholders. Our Charter provides that a vote of the holders of 80% of our outstanding shares would be required in order to amend, alter or repeal, or adopt any provisions inconsistent with, these “fair price” provisions.

Certain Charter Amendments. The affirmative vote of at least 80% of the voting power of the shares of our then outstanding voting stock is required to amend certain provisions in our Charter, including those prohibiting shareholder action on written consent and restricting bylaw amendments, as well as amendments to portions of our bylaws relating to action taken at annual and special shareholder meetings. Although our charter states that the affirmative vote of at least 80% of the voting power of the shares of our then outstanding voting stock is required to amend or repeal, or adopt any provisions inconsistent with the section of the Charter that establishes our classified board, we believe that 80% vote requirement is invalid under T.C.A. § 48-17-208 in that the requirement was not originally adopted by the 80% vote required by that statute and that, therefore, an amendment to that section would require only that the votes in favor of such an amendment exceed the votes cast against such an amendment.

Rights Agreement

On November 25, 2008, our board of directors declared a distribution on each share of our common stock of one right to purchase from us one one-hundredth (1/100) of a share of Series C preferred stock at a price of $50 per one one-hundredth (1/100) of a share. See “—Description of Preferred Stock.” Such rights will attach to shares of our common stock issued subsequent to the date hereof and prior to the earlier of the distribution date (as defined in the rights agreement) and the redemption or expiration of the rights. Initially, such rights will not be exercisable, but will become exercisable upon the acquisition by any person of, or the announcement of the intention of any person to commence a tender or exchange offer upon the successful consummation of which such person would be the beneficial owner of, 20% or more of the shares of our common stock then outstanding, without the prior approval of our board of directors. The rights are generally designed to protect our shareholders from coercive or otherwise unfair takeover tactics.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is The Bank of New York. The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of the terms of our warrants describes general terms that apply to the warrants. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

We may issue warrants to purchase common stock, preferred stock, debt securities, rights or other securities of Saks or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

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the designation, number and terms of the common stock, preferred stock, debt securities, rights or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any warrant will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. The debt securities will be issued under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The debt securities may have the benefit of guarantees, which we refer to as a guarantee, by one or more of our subsidiaries that are guarantors under our amended and restated credit agreement dated November 26, 2003 (as it may be amended, restated, supplemented, renewed, replaced by the existing lenders or by successors or otherwise refinanced or modified from time to time), which we refer to as our credit facility. Such subsidiaries may include Club Libby Lu, Inc. (formerly McRae’s Store Services, Inc.), Jackson Leasing, LLC, Jackson Office Properties, Inc. (formerly NorthPark Fixtures, Inc.), Merchandise Credit, LLC, New York City Saks, LLC, Saks & Company, Saks Direct, Inc., Saks Fifth Avenue Distribution Company, Saks Fifth Avenue, Inc., Saks Fifth Avenue of Texas, Inc., Saks Fifth Avenue Texas LLC, Saks Holdings, Inc., SCCA, LLC, SCCA Store Holdings, Inc., SCIL, LLC, SCIL Store Holdings, Inc., SFAILA, LLC, and TEX SFA, Inc. We refer to our subsidiaries that provide a guarantee as a guarantor. If a guarantor issues guarantees, the guarantees will be the general, unsecured obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of Saks and will rank equally with all of our other unsecured indebtedness.

You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement.

The following summary of our debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the indenture and the form of certificates evidencing the debt securities.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates; the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	the provisions, if any, with respect to amortization;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “—Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any terms and conditions restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

•	any provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness;

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whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	whether the debt security will be defeasible;

•	the priority and kind of any lien securing the securities and a brief identification of the principal properties subject to such lien; and

•	any other terms of the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries that are guarantors under our credit facility. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any of the subsidiaries listed above. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, we will describe the particular terms of the guarantees of each such series in a prospectus supplement relating to that series, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will irrevocably and unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Form of Security

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Saks, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture contemplates that, if we were to issue debt securities pursuant to the indenture, we would agree that we would not (1) consolidate with or merge into any other person or sell, transfer or lease all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any other person in any one transaction or series of related transactions, or (2) permit any person to consolidate with or merge into us, unless:

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if we are not the surviving person, then the surviving person formed by such consolidation or into which we are merged or the person to which our properties and assets are so transferred shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that the surviving person shall execute and deliver to the trustee a supplemental indenture expressly assuming the payment when due of the principal of and interest on the notes and the performance of each of our other covenants under the indenture; and

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture.

Upon any such consolidation, merger or transfer, the surviving person (if not us) shall succeed to, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to each series of debt securities:

•	default for 30 days in payment of any interest due and payable on the debt securities of that series;

•	default in payment of principal of the debt securities of that series and accrued and unpaid interest at maturity when the same becomes due and payable;

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default in our performance of any other covenants or agreements in respect of the debt securities of that series contained in the indenture or the debt securities of that series for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding; and

•	certain events of bankruptcy, insolvency and reorganization of us or our “material subsidiaries” (as defined in the indenture).

The indenture provides that, while the trustee generally must mail notice of a default or event of default to the registered holders of the debt securities of the relevant series within 90 days of occurrence, the trustee may withhold notice of any default or event of default (except in payment on the debt securities) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

The indenture provides that if an event of default occurs and is continuing with respect to the debt securities of a series, either the trustee or the registered holders of at least 25% in aggregate principal amount of the debt securities of that series may declare the principal amount plus accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, if any, on the debt securities of the relevant series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the debt securities of the relevant series have been cured (other than the nonpayment of principal of the debt securities of such series which has become due solely by reason of the declaration of acceleration), then the registered holders of a majority in aggregate principal amount of debt securities of that series may rescind the declaration of acceleration.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

The holders of a majority in principal amount of the outstanding debt securities of a series generally may waive any existing or past default or event of default of the indenture or the debt securities of that series. However, those holders may not waive any default or event of default regarding any payment on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected as described below.

A holder of debt securities of a series may pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for the debt securities of that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder offers to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

These provisions, however, do not affect the right of a holder of debt securities of a series to sue for enforcement of payment of the principal of or interest on the holder’s debt securities on or after the respective due dates expressed in its debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend or supplement the indenture or the debt securities of one or more series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities:

•	to cure any ambiguity, omission, defect or inconsistency that does not adversely affect holders of debt securities of the relevant series;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide any security for or provide or modify any guarantees of the notes so long as such modification is otherwise permitted under the indenture;

•	to comply with any requirement in connection with the deemed qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of debt securities of the relevant series or to surrender any rights we have under the indenture;

•	to add events of default with respect to the debt securities of the relevant series;

•	to add circumstances under which we will pay additional interest on the debt securities of the relevant series;

•	to make any change that does not adversely affect the rights of any holder of outstanding debt securities of the relevant series;

•	to conform the provisions of the indenture to the “Description of Debt Securities and Guarantees” section in this prospectus and any applicable prospectus supplement;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; or

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to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

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make any change in the percentage of principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver or to make any change in this provision for modification;

•	reduce any rate of interest or change the time for payment of interest on the debt securities of that series;

•	reduce the principal amount of the debt securities of that series or change their final stated maturity;

•	make payments on the notes payable in currency other than as originally stated in the debt securities of that series;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt securities; or

•	waive a continuing default or event of default regarding any payment on the debt securities of that series.

Discharge

We may satisfy and discharge our obligations under one or more series of debt securities and the indenture by delivering, if applicable, to the security registrar for cancellation all outstanding debt securities of that series or by depositing with the trustee or delivering to the holders, as applicable, after the debt securities of that series have become due and payable, whether at the stated maturity, or, if applicable, upon conversion or otherwise, cash, shares of our common stock or preferred stock, or a combination thereof (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding debt securities of that series and all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee indemnity satisfactory to it.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination): (1) to or through underwriters or dealers; (2) directly to one or more purchasers; (3) through agents; or (4) to investors directly in negotiated transactions or in competitively bid transactions.

We may distribute the securities from time to time in one or more transactions: (1) at a fixed price or prices, which may be changed from time to time; (2) at market prices prevailing at the time of sale; (3) at prices related to the prevailing market prices; or (4) at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us;

•	any options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to such agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, such third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Any underwriter may engage in any option to purchase additional securities, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. The option to purchase additional securities involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional securities option to purchase additional shares in the offering described above. The underwriters may close out any covered short position either by exercising their option to purchase additional securities or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional securities. Naked short sales are short sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

We may, from time to time, offer the securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and which may directly affect the price or other terms at which such securities are sold.

The final offering price at which our securities would be sold and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

We and the underwriters make no representation or prediction as to the effect that the types of transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, preferred stock, debt securities and guarantees thereof, we refer you to the registration statement and to its exhibits and schedules. With respect to statements in this prospectus about the contents of any contract, agreement or other document, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers. You should read those contracts, agreements or documents for information that may be important to you.

The public may read and copy any reports or other information that we file with the SEC. Such filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus as an inactive textual reference only. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Saks is subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You can obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.saksincorporated.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us. The following documents listed below that we have previously filed with the SEC (Commission File Number 1-13113) are incorporated by reference:

•

Our Annual Report on Form 10-K for the year ended January 31, 2009 and our Current Report on Form 8-K filed on July 30, 2009 (reflecting certain accounting adjustments with respect to certain financial and other information in the Form 10-K for the year ended January 31, 2009 to give effect to Saks’ adoption in February 2009 of the Financial Accounting Standards Board Staff Position Accounting Principles Board No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”);

•	Our Quarterly Report on Form 10-Q for the quarter ended May 2, 2009;

•

Our Current Reports on Form 8-K filed on February 5, 2009, February 25, 2009, March 2, 2009, March 5, 2009, April 9, 2009, May 7, 2009, May 19, 2009, May 20, 2009, May 21, 2009, May 27, 2009, June 4, 2009, June 23, 2009, July 9, 2009 and July 30, 2009;

•

The description of the our common stock, par value $0.10 per share, contained in our Registration Statement on Form 8-A filed with the SEC on June 18, 1997, including any subsequent amendment or any report filed for the purpose of updating such description;

•

The description of our Series C Preferred Stock purchase rights contained in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on November 26, 2008, including any subsequent amendment or any report filed for the purpose of updating such description; and

•

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of this offering will be incorporated by reference and be a part of this prospectus from their respective filing dates.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any document or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or telephoning:

Saks Incorporated

12 East 49th Street

New York, NY 10017

Telephone: (212) 940-5305

Facsimile: (212) 940-5253

Attention: Julia A. Bentley,

Senior Vice President of Investor Relations and Communications

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC of Nashville, Tennessee. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

EXPERTS

The financial statements and financial statement schedule incorporated in this prospectus by reference to Saks Incorporated’s Current Report on Form 8-K dated July 30, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Saks Incorporated for the year ended January 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

890,000 Shares

SAKS INCORPORATED

Common Stock

November 18, 2010